Exhibit 3.2

LIMITED LIABILITY COMPANY AGREEMENT

OF

DUKE CAPITAL LLC

DUKE ENERGY CORPORATION (the “Member”), the sole member of DUKE CAPITAL LLC (together with any successor limited liability company, the “Company”), a Delaware limited liability company, hereby declares the following writing and any amendments thereto to be the “limited liability company agreement” (the “Agreement”) of the Company within the meaning of the Act (as defined herein).

ARTICLE I

1.1 Formation of Company. The Company was formed under and shall be operated in accordance with the Delaware Limited Liability Company Act, as amended (the “Act”). Edward M. Marsh, Jr. is hereby designated as an “authorized person” (within the meaning of the Act) for purposes of filing a Certificate of Formation of the Company with the Secretary of State of the State of Delaware.

1.2 Conversion. The Company was originally formed as a corporation under Delaware law and was converted to a limited liability company under section 18-214 of the Act.

1.3 Conflict with the Certificate of Organization. If this Agreement conflicts with the Company’s certificate of organization, this Agreement shall govern and control to the extent permitted by law.

1.4 Purposes and Scope of Company. The purpose of the Company shall be to carry on any lawful business, purpose or activity.

1.5 Name. The business of the Company shall be conducted under the name Duke Capital LLC, or such other name determined by the Board of Managers to the extent permitted by applicable law.

1.6 Principal Office. The principal office of the Company shall be maintained at 526 South Church Street, Charlotte, North Carolina 28201, or such other place determined by the Board of Managers.

1.7 Registered Agent and Office. The registered agent and registered office of the Company shall be as provided in the Company’s certificate of organization, or as otherwise determined by the Board of Managers.

1.8 Perpetual Existence. The Company shall have perpetual existence.

ARTICLE II

Capitalization

2.1 Identification of Initial Member. The Member is the sole member of the Company and owns all of the limited liability company interests in, and all rights with respect to, the Company.

2.2 Limited Liability Company Interests as Units. Each limited liability company interest in the Company shall be represented by units (“Units”) in such number as determined by the Board of Managers. Units may be, but shall not be required to be, represented by certificates in such form determined by the Board of Managers.

2.3 Assignment of Limited Liability Company Interests. The Member may assign its limited liability company interest in the Company in whole or in part. As long as the Company has a single member, any assignment of a limited liability company interest in the Company shall entitle the assignee to become a member of the Company unless the terms and conditions of such assignment provide otherwise.

2.4 Article 8 Election. All limited liability company interests in the Company shall be “securities” governed by Article 8 of the Uniform Commercial Code in effect from time to time in all jurisdictions where such Article 8 or equivalent provisions is adopted.

ARTICLE III

Tax/Allocation of Profits and Losses/Distributions

3.1 The Member intends for the Company to be disregarded as an entity for income tax purposes so long as it has a single member. If at any time the Company has more than one member, it shall be treated as a partnership for tax purposes, and all profits, losses, credits and other items realized or recognized by the Company shall be divided among and allocated to the Members in accordance with their Units. The Company shall make distributions to the Members, from time to time, as the Board of Managers may determine to be appropriate.

ARTICLE IV

Management

4.1 General Powers. Subject to Section 7.2 and the Act, the Board of Managers shall have full, exclusive and complete power and authority to manage the affairs of the Company.

4.2 Individual Manager Authority. The members of the Board of Managers (each a “Manager”) shall collectively constitute the Company’s managers for all purposes under the Act and other applicable law. Notwithstanding the foregoing, no Manager, acting in his or her capacity as Manager, shall be entitled to bind, sign for or take any action individually on behalf of the Company without being authorized by the Board of Managers as provided in this Article IV.

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ARTICLE II

Capitalization

2.1 Identification of Initial Member. The Member is the sole member of the Company and owns all of the limited liability company interests in, and all rights with respect to, the Company.

2.2 Limited Liability Company Interests as Units. Each limited liability company interest in the Company shall be represented by units (“Units”) in such number as determined by the Board of Managers. Units may be, but shall not be required to be, represented by certificates in such form determined by the Board of Managers.

2.3 Assignment of Limited Liability Company Interests. The Member may assign its limited liability company interest in the Company in whole or in part. As long as the Company has a single member, any assignment of a limited liability company interest in the Company shall entitle the assignee to become a member of the Company unless the terms and conditions of such assignment provide otherwise.

2.4 Article 8 Election. All limited liability company interests in the Company shall be “securities” governed by Article 8 of the Uniform Commercial Code in effect from time to time in all jurisdictions where such Article 8 or equivalent provisions is adopted.

ARTICLE III

Tax/Allocation of Profits and Losses/Distributions

3.1 The Member intends for the Company to be disregarded as an entity for income tax purposes so long as it has a single member. If at any time the Company has more than one member, it shall be treated as a partnership for tax purposes, and all profits, losses, credits and other items realized or recognized by the Company shall be divided among and allocated to the Members in accordance with their Units. The Company shall make distributions to the Members, from time to time, as the Board of Managers may determine to be appropriate.

ARTICLE IV

Management

4.1 General Powers. Subject to Section 7.2 and the Act, the Board of Managers shall have full, exclusive and complete power and authority to manage the affairs of the Company.

4.2 Individual Manager Authority. The members of the Board of Managers (each a “Manager”) shall collectively constitute the Company’s managers for all purposes under the Act and other applicable law. Notwithstanding the foregoing, no Manager, acting in his or her capacity as Manager, shall be entitled to bind, sign for or take any action individually on behalf of the Company without being authorized by the Board of Managers as provided in this Article IV.

4.3 Number and Qualification. The number of Managers constituting the Board of Managers shall be not less than two nor more than sixteen, as may be fixed from time to time exclusively pursuant to a resolution adopted by the Board of Managers, and the initial Board of Managers shall consist of three Managers. The Member may from time to time change the maximum or minimum number of Managers by amendment of this Agreement.

4.4 Designation and Term of Managers. The Managers shall be designated by the Member, and each Manager shall serve until such Manager’s death, incapacity, resignation, removal, or until the appointment of a successor.

4.5 Removal of Managers. Any Manager may be removed at any time with or without cause by the Member.

4.6 Vacancies. The Member may fill any vacancy occurring in the Board of Managers by designating a Manager to fill such vacancy.

4.7 Chairman of the Board of Managers. There shall be a Chairman of the Board of Managers elected by the Managers from their number at any meeting of the Board of Managers. The Chairman shall preside at all meetings of the Board of Managers and perform such other duties as may be directed by the Board of Managers, and shall serve as Chairman at the pleasure of the Board of Managers.

4.8 Compensation. The Board of Managers may provide for the compensation of Managers for their services as such and for the payment or reimbursement of any or all expenses incurred by them in connection with such services.

ARTICLE V

MEETINGS OF THE BOARD OF MANAGERS

5.1 Meetings of Board of Managers. The Board of Managers shall hold such meetings as may be called by or at the request of the Chairman of the Board or by any Manager. Such a meeting may be held at a location fixed by the Person or Persons calling the meeting.

5.2 Notice of Meetings. The Person or Persons calling any meeting of the Board of Managers shall, at least two days before the meeting, give or cause to be given notice thereof by any usual means of communication. Such notice need not specify the purpose for which the meeting is called. Any duly convened meeting may be adjourned by the Managers to a later time without further notice.

5.3 Waiver of Notice. Any Manager may waive notice of any meeting before or after the meeting. Except as provided in the following sentence, the waiver must be in writing, signed by the Manager entitled to the notice and delivered to the Company for inclusion in the minutes or filing with the Company’s records. A Manager’s attendance at or participation in a meeting waives any required notice of such meeting unless the Manager at the beginning of the meeting, or promptly upon arrival, objects to the holding of the meeting or to transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

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4.3 Number and Qualification. The number of Managers constituting the Board of Managers shall be not less than two nor more than sixteen, as may be fixed from time to time exclusively pursuant to a resolution adopted by the Board of Managers, and the initial Board of Managers shall consist of three Managers. The Member may from time to time change the maximum or minimum number of Managers by amendment of this Agreement.

4.4 Designation and Term of Managers. The Managers shall be designated by the Member, and each Manager shall serve until such Manager’s death, incapacity, resignation, removal, or until the appointment of a successor.

4.5 Removal of Managers. Any Manager may be removed at any time with or without cause by the Member.

4.6 Vacancies. The Member may fill any vacancy occurring in the Board of Managers by designating a Manager to fill such vacancy.

4.7 Chairman of the Board of Managers. There shall be a Chairman of the Board of Managers elected by the Managers from their number at any meeting of the Board of Managers. The Chairman shall preside at all meetings of the Board of Managers and perform such other duties as may be directed by the Board of Managers, and shall serve as Chairman at the pleasure of the Board of Managers.

4.8 Compensation. The Board of Managers may provide for the compensation of Managers for their services as such and for the payment or reimbursement of any or all expenses incurred by them in connection with such services.

ARTICLE V

MEETINGS OF THE BOARD OF MANAGERS

5.1 Meetings of Board of Managers. The Board of Managers shall hold such meetings as may be called by or at the request of the Chairman of the Board or by any Manager. Such a meeting may be held at a location fixed by the Person or Persons calling the meeting.

5.2 Notice of Meetings. The Person or Persons calling any meeting of the Board of Managers shall, at least two days before the meeting, give or cause to be given notice thereof by any usual means of communication. Such notice need not specify the purpose for which the meeting is called. Any duly convened meeting may be adjourned by the Managers to a later time without further notice.

5.3 Waiver of Notice. Any Manager may waive notice of any meeting before or after the meeting. Except as provided in the following sentence, the waiver must be in writing, signed by the Manager entitled to the notice and delivered to the Company for inclusion in the minutes or filing with the Company’s records. A Manager’s attendance at or participation in a meeting waives any required notice of such meeting unless the Manager at the beginning of the meeting, or promptly upon arrival, objects to the holding of the meeting or to transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

5.4 Quorum. A majority of the number of Managers fixed by or pursuant to this Agreement shall constitute a quorum for the transaction of business at any meeting of the Board of Managers, or if no number is so fixed, a majority of Managers in office immediately before the meeting begins shall constitute a quorum.

5.5 Action by the Board of Managers. The affirmative vote of a majority of the Managers present at a meeting at which there is a quorum shall be the act of the Board of Managers; provided, however, that with respect to any matter to be determined by the Board of Managers pursuant to which one or more Managers have a direct or indirect interest that is not shared by all Managers, such determination must be made by a majority of the disinterested members of the Board of Managers present at a meeting at which a quorum is present. As used in this Agreement, the phrase “the approval of the Board of Managers,” “the consent of the Board of Managers,” “as determined by the Board of Managers” and similar phrases means the approval as set forth in the preceding sentence, except as expressly provided otherwise in this Agreement.

5.6 Presumption of Assent. A Manager who is present at a meeting of the Board of Managers or a committee of the Board of Managers when board action is taken is deemed to have assented to the action taken unless (i) he objects at the beginning of the meeting, or promptly upon his arrival, to the holding of the meeting or to transacting business at the meeting, or (ii) his dissent or abstention from the action taken is entered in the minutes of the meeting, or (iii) he files written notice of his dissent or abstention with the presiding chairman of the meeting before its adjournment or with the Company immediately after the adjournment of the meeting. Such right of dissent or abstention is not available to a Manager who votes in favor of the action taken.

5.7 Action Without Meeting. On any matter that is to be voted on, consented to or approved by the Board of Managers, the Board of Managers may take such action without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the Managers having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Managers entitled to vote thereon were present and voted. On any matter that is to be voted on by Managers, the Managers may vote in person or by proxy, and such proxy may be granted in writing, by means of electronic transmission or as otherwise permitted by applicable law. A consent transmitted by electronic transmission by a Manager or by a person or persons authorized to act for a Manager shall be deemed to be written and signed for purposes of this Agreement. For purposes of this Agreement, the term “electronic transmission” means any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process.

5.8 Committees of the Board. The Board of Managers may create an executive committee, a compensation committee and other committees of the Board of Managers and appoint Managers to serve on such committees. The creation of a committee of the Board of Managers and the appointment of Managers to it must be approved by the greater of (i) a majority of the number of Managers in office when the action is taken or (ii) the number of Managers required to take action pursuant to this Agreement. Each committee of the Board of

Managers must have two or more Managers and, to the extent authorized by the Board of Managers, shall have and may exercise all of the authority of the Board of Managers in the management of the Company. Each committee member shall serve at the pleasure of the Board of Managers. The provisions in this Agreement governing meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Managers apply to committees of the Board of Managers established under this Section 5.8.

5.9 Participation in Meeting by Telephone. Members of the Board of Managers, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

ARTICLE VI

OFFICERS

6.1 Delegation of Authority.

(a) The Board of Managers may from time to time appoint and delegate to one or more individuals (each an “Officer”) any portion of its authority granted hereunder and under the Act as the Board of Managers deems appropriate. No such delegation shall relieve any Manager of its duties and obligations, or limit the power and authority of the Board of Managers, set forth herein and under the Act.

(b) Initially, the Officers of the Company shall consist of a President, a Secretary, a Treasurer and such Vice-Presidents, Assistant Secretaries, Assistant Treasurers, and other Officers as may from time to time be appointed by or under the authority of the Board of Managers. Any two or more offices may be held by the same individual, but no Officer may act in more than one capacity where action of two or more Officers is required.

6.2 Appointment and Term. The Officers of the Company shall be appointed and removed by the Board of Managers, the Chairman of the Board of Managers, or by a duly appointed Officer authorized by the Board of Managers to appoint one or more Officers or assistant Officers. Each Officer shall hold office until such Officer’s death, incapacity, resignation, removal, or until the appointment of a successor.

6.3 Compensation of Officers. The compensation of all Officers of the Company shall be fixed by or under the authority of the Board of Managers, and no Officer shall serve the Company in any other capacity and receive compensation therefor unless such additional compensation shall be duly authorized. The appointment of an Officer does not itself create contract rights.

6.4 Bonds. The Board of Managers may require any Officer, agent, or employee of the Company to give bond to the Company, with sufficient sureties, conditioned on the faithful performance of the duties of his respective office or position, and to comply with such other conditions as may from time to time be required by the Board of Managers.

6.5 President. The President shall be the Chief Executive Officer of the Company. The President shall act in a general executive capacity, shall be responsible for the general administration and operation of the affairs of the Company and shall perform all duties incidental to such person’s office that may be required by law and all such other duties as are properly required of him by the Board of Managers. He or she shall make reports to the Board of Managers and the Member and shall see that all orders and resolutions of the Board of Managers and of any committee thereof are carried into effect. The Managers also may elect a Vice-Chairman to act in the place of the Chairman upon his or her absence or inability to act.

6.6 Vice Presidents. Each Executive Vice President and Senior Vice President and any Vice President shall have such powers and shall perform such duties as shall be assigned to him by the Board of Managers or the Chairman of the Board of Managers.

6.7 Treasurer.

(a) The Treasurer shall exercise general supervision over the receipt, custody and disbursement of Company funds. The Treasurer shall cause the funds of the Company to be deposited in such banks as may be authorized by the Board of Managers, or in such banks as may be designated as depositories in the manner provided by resolution of the Board of Managers. The Treasurer shall, in general, perform all duties incident to the office of the Treasurer and shall have such further powers and duties and shall be subject to such directions as may be granted or imposed from time to time by the Board of Managers or the Chairman of the Board of Managers.

(b) Assistant Treasurers shall have such of the authority and perform such of the duties of the Treasurer as may be provided in this Agreement or assigned to them by the Board of Managers, the Chairman of the Board of Managers or the Treasurer. Assistant Treasurers shall assist the Treasurer in the performance of the duties assigned to the Treasurer, and in assisting the Treasurer, each Assistant Treasurer shall for such purpose have the powers of the Treasurer. During the Treasurer’s absence or inability, the Treasurer’s authority and duties shall be possessed by such Assistant Treasurer or Assistant Treasurers as the Board of Managers or the Chairman of the Board of Managers may designate.

6.8 Secretary.

(a) The Secretary shall keep or cause to be kept, in one or more books provided for that purpose, the minutes of all meetings of the Board of Managers, the committees of the Board of Managers and the Member. The Secretary shall see that all notices are duly given in accordance with the provisions of this Agreement and as required by law; shall be custodian of the records and the seal of the Company and affix and attest the seal to all certificates for Units of the Company (unless the seal of the Company on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Company under its seal; and shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and in general, shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary of the Board of Managers or the Chairman of the Board of Managers.

(b) Assistant Secretaries shall have such of the authority and perform such of the duties of the Secretary as may be provided in this Agreement or assigned to them by the Board of Managers, the Chairman of the Board of Managers or the Secretary. Assistant Secretaries shall assist the Secretary in the performance of the duties assigned to the Secretary, and in assisting the Secretary, each Assistant Secretary shall for such purpose have the powers of the Secretary. During the Secretary’s absence or inability, the Secretary’s authority and duties shall be possessed by such Assistant Secretary or Assistant Secretaries as the Board of Managers or the Chairman of the Board of Managers may designate.

6.9 Removal. Any officer elected, or agent appointed, by the Board of Managers may be removed by the Board of Managers whenever, in their judgment, the best interests of the Company would be served thereby. Any officer or agent appointed by the Chairman of the Board of Managers may be removed by him or her whenever, in the judgment of the Chairman of the Board of Managers, the best interests of the Company would be served thereby. No elected officer shall have any contractual rights against the Company for compensation by virtue of such election beyond the date of the election of such person’s successor, such person’s death, such person’s resignation or such person’s removal, whichever event shall first occur, except as otherwise provided in an employment contract or under any employee deferred compensation plan.

6.10 Authority of Officers to Bind the Company. Only the Officers, acting within their authority as provided herein, shall have the authority to bind the Company.

ARTICLE VII

THE MEMBER

7.1 Action With or Without Meeting. The Member may take action with or without a meeting. Any action of the Member may be taken without a meeting if a written consent, describing the action so taken, shall be signed by the Member and delivered to the Company for inclusion in the minutes or filing with its records.

7.2 Member Approval. Except as otherwise specifically set forth herein, none of the following actions may be taken without the approval of the Member:

(a) The amendment of this Agreement or the Company’s certificate of organization;

(b) The creation, authorization, designation, reclassification, modification, issuance or sale of any class or series of Units or rights, options, warrants or other securities convertible into or exchangeable for any Units, any “phantom” equity or equity appreciation rights, or any other membership interest in the Company;

(c) The dissolution of the Company;

(d) The sale, lease, transfer, assignment or other disposition of all or substantially all of the assets of the Company other than in connection with the dissolution of the Company;

(e) The conversion of the Company into another form of business entity or into a limited liability company organized under a jurisdiction other than Delaware; or

(f) The merger of the Company with or into another entity or the consummation of any other similar business transaction.

ARTICLE VIII

Duties; Liability; Indemnification

8.1 Duties of Managers. The Managers shall have the same duties to the Company that they would have under the law of the State of Delaware if the Company were a corporation and the Managers were its directors.

8.2 No Personal Liability. To the fullest extent permitted under the Act or any other applicable law as currently or hereafter in effect, no member, Manager or Officer of the Company or any person acting on behalf of a member, Manager or Officer shall have any personal liability whatsoever, whether to the Company or to the members or creditors of the Company for the debts, obligations, expenses or liabilities of the Company or any of its losses.

8.3 Discretionary Indemnification. The Company may, but shall not be required to, indemnify to the fullest extent permitted by law any person who is or was serving as a Manager, Officer, employee or agent of the Company or who, at the request of the Company, is or was serving as a Manager, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan, against (a) litigation expenses, including costs, expenses and reasonable attorneys’ fees incurred by any such person in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, whether formal or informal, and whether or not brought by or on behalf of the Company, arising out of such person’s status as such or such person’s activities in any of the foregoing capacities, (b) liability, including payments made by such person in satisfaction of any judgment, money, decree, fine (including any excise tax assessed with respect to an employee benefit plan), penalty or settlement for which such person may have become liable in any such action, suit or proceeding, and (c) reasonable costs, expenses and attorneys’ fees incurred by such person in connection with the enforcement of the indemnification rights provided herein.

Any such litigation expenses may, but shall not be required to be, paid by the Company in advance of the final disposition of any action, suit or proceeding upon receipt of an unsecured written promise by or on behalf of any such person to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the Company against such expenses.

ARTICLE IX

Dissolution and Winding Up

9.1 Dissolution Events. The Company shall dissolve and commence winding up and liquidating only upon the first to occur of any of the following (“Dissolution Events”):

(a) Upon the affirmative vote or written consent of the Member in favor of the dissolution and winding up of the Company;

(b) Upon the entry of a decree of judicial dissolution under Section 18-802 of the Act; or

(c) Upon the cancellation of the Certificate in accordance with Section 18-104(d) or Section 18-1108 of the Act; provided that the Company is not reinstated in a timely manner in accordance with Section 18-1109 of the Act.

9.2 Continuation of the Company. If at any time prior to the dissolution of the Company in accordance with Section 9.1 there are no members of the Company, the personal representative (within the meaning of the Act) of the last remaining member shall be obligated to agree in writing to continue the Company effective as of the occurrence of the event that terminated the continued membership of the last remaining member, as provided in Section 18-801(a)(4) of the Act.

9.3 Winding Up. Upon the occurrence of a Dissolution Event, the Company shall continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and members. No member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company’s business and affairs. The Member may act as liquidating agent or may elect a liquidating agent who shall be responsible for overseeing the winding up and dissolution of the Company and shall take full account of the Company’s liabilities. The Company shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom, to the extent sufficient, shall be applied and distributed, subject to any reasonable reserves maintained for contingent or other obligations of the Company, in the following order:

(a) First, to the payment and discharge of all of the Company’s debts and liabilities to creditors, including to the Member;

(b) The balance, if any, to the Member.

Upon completion of the winding up of the Company, the Member or a liquidating trustee elected by the Member may file a Certificate of Cancellation with the office of the Secretary of State of the State of Delaware in accordance with Section 18-203 of the Act.

ARTICLE X

Miscellaneous

10.1 Amendments. This Agreement may not be modified or amended except with the written consent of the Member, and such writing must refer specifically to this Agreement.

10.2 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

[Signatures begin on following page]

IN WITNESS WHEREOF, the Member has executed this Agreement as of the 1st day of March, 2004.

DUKE ENERGY CORPORATION

By:	/s/ David L. Hauser
David L. Hauser
Group Vice President and
Chief Financial Officer

The undersigned hereby executes this Agreement for the sole purpose of designating Duke Energy Corporation as the initial member of the Company.

/s/ Edward M. Marsh, Jr.
Edward M. Marsh, Jr.

IN WITNESS WHEREOF, the Member has executed this Agreement as of the 1st day of March, 2004.

DUKE ENERGY CORPORATION

By:	/s/ David L. Hauser
David L. Hauser
Group Vice President and
Chief Financial Officer

The undersigned hereby executes this Agreement for the sole purpose of designating Duke Energy Corporation as the initial member of the Company.

/s/ Edward M. Marsh, Jr.
Edward M. Marsh, Jr.